                                    Exhibit 99.1

Contact
Black Box Corporation
Timothy C. Huffmyer
Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FOURTH QUARTER OF FISCAL 2016 RESULTS;
DECLARES AN INCREASE TO ITS DIVIDEND FOR THE SIXTH CONSECUTIVE YEAR
PITTSBURGH, PENNSYLVANIA, May 10, 2016 - Black Box Corporation (NASDAQ:BBOX), a leading technology solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, today reported results for the fourth quarter of Fiscal 2016 and twelve-month period ended March 31, 2016.
4Q16 Results

•	Revenues were $224.1 million, down 9% from $245.1 million for the same period last year and up 1% from $222.5 million in the sequential period.

•	Benefit for income taxes was $2.6 million, compared to $0.4 million for the same period last year and compared to a provision for income taxes of $0.1 million in the sequential period.

•	Operating net income* was $2.1 million, down 71% from $7.1 million for the same period last year and down 64% from $5.7 million in the sequential period.

•	Operating EPS* was $0.14, down 70% from $0.46 for the same period last year and down 63% from $0.37 in the sequential period.

•
Net loss was $47.7 million, which included $34.9 million ($34.8 million net of tax) of goodwill and intangible asset impairment loss, compared to net income of $2.9 million for the same period last year and compared to a net income of $5.7 million in the sequential period.

•	Diluted loss per share was $3.13, compared to Diluted earnings per share of $0.19 for the same period last year and compared to Diluted earnings per share of $0.37 in the sequential period.

•	Cash flow provided by operations was $22.3 million, down 40% from $37.0 million for the same period last year and down 23% from $28.8 million in the sequential period.

•	We provided $6.0 million to our shareholders by repurchasing $4.3 million of common stock and paying $1.7 million in dividends.

                                    Exhibit 99.1

FY16 Results

•	Revenues were $912.7 million, down 8% from $992.4 million for the same period last year.

•	Benefit from income taxes was $22.0 million, compared to provision for income taxes of $8.2 million for the same period last year.

•	Operating net income* was $17.0 million, down 34% from $25.9 million for the same period last year.

•	Operating EPS* was $1.11, down 34% from $1.67 for the same period last year.

•
Net loss was $171.1 million, which included $192.2 million ($167.6 million net of tax) of goodwill and intangible asset impairment loss, compared to net income of $15.3 million for the same period last year.

•	Diluted loss per share was $11.18, compared to diluted earnings per share of $0.99 for the same period last year.

•	Cash flow provided by operations was $37.2 million, down 20% from $46.5 million for the same period last year.

•	We provided $13.9 million to our shareholders by repurchasing $7.2 million of common stock and paying $6.6 million in dividends.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
Dividend Increase
The Company also announced that its Board of Directors has declared a 9% increase to its quarterly cash dividend resulting in a payout of $0.12 per share of its Common Stock.  The $0.12 per share dividend was declared on all outstanding shares of Black Box’s Common Stock and will be payable on July 16, 2016 to stockholders of record at the close of business on July 1, 2016. Black Box will pay the dividend through its transfer agent, American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219. This is the sixth consecutive year that the Company has increased its dividend.
New Credit Facility
The Company also announced that it has refinanced its senior credit facility with a new, five year, $200,000,000 senior secured credit facility with a group of lenders led by PNC Bank, National Association, as Administrative Agent, and Bank of America, N.A., as Syndication Agent.  This credit facility includes a provision to increase the commitments to $250,000,000.
Commenting on the fourth quarter of Fiscal 2016 results, E.C. Sykes, President and Chief Executive Officer, said, "I am pleased to join Black Box and look forward to working with the team to improve the Company’s position in the market and its financial results. As can be seen from our 4Q16 results, our profitability and predictability remain challenged and this is getting immediate attention. While profitability was lower than target, the team was able to exceed our revenue target and produce strong cash flows. Our dividend and new credit facility are positive events. Our quarterly dividend is being raised 9% to $0.12. And our new credit facility will provide us the flexibility to address our cost structure over the coming quarters as we first look to stabilize the business and then to build a pattern of sustainable profitable revenue growth."
Mr. Sykes continued, "Over the past 2 ½ months, I have been listening to our customers, partners, and team members. I am personally excited by the opportunities that lie before us. This Company has the talent and market position to consistently deliver valuable, high quality network solutions. As we complete the transformational efforts that are in process, we will be in position to capitalize on those capabilities."
Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Time today, May 10, 2016. E.C. Sykes, President and Chief Executive Officer, will host the call. To listen only to the live webcast, access the event at http://investor.blackbox.com/events.cfm. To participate in the teleconference, dial 877-303-3145 (USA) or 253-237-1194 (International) approximately 15 minutes prior to the starting time and ask to be connected to conference 93159574. A replay of the audio webcast will be available at http://investor.blackbox.com/events.cfm for a limited period of time.

                                    Exhibit 99.1

About Black Box
Black Box is a leading technology solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 3,631 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs and other initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of the Company's government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	March 31, 2016	March 31, 2015
Assets
Cash and cash equivalents	$23.5	$23.5
Accounts receivable, net	139.2	150.6
Inventories, net	42.7	54.4
Costs/estimated earnings in excess of billings on uncompleted contracts	66.7	79.3
Other assets	27.3	31.3
Total current assets	299.4	339.2
Property, plant and equipment, net	34.5	32.2
Goodwill, net	—	191.2
Intangibles, net	78.2	88.1
Deferred tax asset	57.1	31.1
Other assets	6.7	4.4
Total assets	$475.8	$686.3
Liabilities
Accounts payable	$56.8	$64.5
Accrued compensation and benefits	21.5	24.8
Deferred revenue	29.4	34.9
Billings in excess of costs/estimated earnings on uncompleted contracts	20.4	16.4
Other liabilities	42.2	47.1
Total current liabilities	170.4	187.7
Long-term debt	119.7	137.3
Other liabilities	29.5	24.2
Total liabilities	$319.6	$349.1
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	501.8	498.1
Retained earnings	80.6	258.4
Accumulated other comprehensive income (loss)	(13.1)	(13.4)
Treasury stock, at cost	(413.1)	(406.0)
Total stockholders’ equity	$156.2	$337.1
Total liabilities and stockholders’ equity	$475.8	$686.3

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	4Q16	3Q16	4Q15	FY16	FY15
Revenues
Products	$39.8	$41.9	$42.4	$166.5	$176.8
Services	184.3	180.5	202.6	746.1	815.6
Total	224.1	222.5	245.1	912.7	992.4
Cost of sales
Products	24.7	23.7	23.9	97.5	103.1
Services	139.8	129.2	144.6	544.8	587.1
Total	164.5	152.9	168.5	642.3	690.2
Gross profit	59.7	69.6	76.5	270.3	302.3
Selling, general & administrative expenses	71.4	60.0	70.0	255.7	263.1
Asset impairment loss	34.9	—	—	192.2	—
Intangibles amortization	2.5	2.6	2.6	10.3	10.5
Operating income (loss)	(49.2)	7.1	4.0	(187.8)	28.6
Interest expense, net	1.1	1.2	1.1	4.7	4.4
Other expenses (income), net	0.1	0.1	0.3	0.5	0.6
Income (loss) before provision for income taxes	(50.4)	5.8	2.6	(193.1)	23.6
Provision (benefit) for income taxes	(2.6)	0.1	(0.4)	(22.0)	8.2
Net income (loss)	$(47.7)	$5.7	$2.9	$(171.1)	$15.3
Earnings (loss) per common share
Basic	$(3.13)	$0.37	0.19	$(11.18)	$1.00
Diluted	$(3.13)	$0.37	$0.19	$(11.18)	$0.99
Weighted-average common shares outstanding
Basic	15.2	15.4	15.4	15.3	15.4
Diluted	15.2	15.4	15.5	15.3	15.5
Dividends per share	$0.11	$0.11	$0.10	$0.44	$0.40

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	4Q16	3Q16	4Q15	FY16	FY15
Operating Activities
Net income (loss)	$(47.7)	$5.7	$2.9	$(171.1)	$15.3
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.5	2.6	2.6	10.3	10.5
Depreciation	2.3	2.2	1.8	8.6	7.0
Loss (gain) on sale of property	—	—	(0.1)	—	(0.1)
Deferred taxes	(1.9)	(1.1)	4.8	(26.1)	4.7
Stock compensation expense	0.8	1.1	1.1	5.1	6.0
Change in fair value of interest-rate swaps	—	—	(0.3)	(0.4)	(1.1)
Asset impairment loss	34.9	—	—	192.2	—
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	22.0	3.9	25.6	11.6	1.5
Inventories, net	6.0	1.5	(0.1)	11.8	(3.5)
Costs/estimated earnings in excess of billings on uncompleted contracts	(0.3)	12.6	4.1	12.7	9.9
All other assets	(4.0)	(7.7)	(16.2)	(0.3)	(14.2)
Accounts payable	(0.3)	(1.0)	0.6	(7.6)	1.8
Billings in excess of costs/estimated earnings on uncompleted contracts	(4.0)	5.8	(5.2)	4.0	0.6
All other liabilities	12.1	3.1	15.2	(13.6)	8.1
Net cash provided by (used for) operating activities	$22.3	$28.8	$37.0	$37.2	$46.5
Investing Activities
Capital expenditures	$(2.4)	$(3.6)	$(2.1)	$(10.5)	$(8.5)
Capital disposals	—	—	—	0.2	0.2
Acquisition of businesses (payments)/recoveries	(0.8)	—	—	(0.8)	—
Prior merger-related (payments)/recoveries	—	—	—	—	(0.8)
Net cash provided by (used for) investing activities	$(3.1)	$(3.6)	$(2.1)	$(11.1)	$(9.1)
Financing Activities
Proceeds (repayments) from long-term debt	$(9.0)	$(22.7)	$(40.0)	$(17.8)	$(24.5)
Proceeds (repayments) from short-term debt	0.9	(3.2)	(0.6)	4.1	(2.3)
Purchase of treasury stock	(4.3)	—	—	(7.2)	(8.1)
Payment of dividends	(1.7)	(1.7)	(1.5)	(6.6)	(6.0)
Increase (decrease) in cash overdrafts	(0.2)	0.1	(0.4)	(0.2)	(0.3)
Net cash provided by (used for) financing activities	$(14.4)	$(27.6)	$(42.7)	$(27.7)	$(41.2)
Foreign currency exchange impact on cash	$0.7	$0.1	$(1.9)	$1.5	$(3.5)
Increase/(decrease) in cash and cash equivalents	$5.5	$(2.3)	$(9.8)	$—	$(7.3)
Cash and cash equivalents at beginning of period	18.0	20.3	33.3	23.5	30.8
Cash and cash equivalents at end of period	$23.5	$18.0	$23.5	$23.5	$23.5

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps, goodwill and intangible asset impairment loss, Accounts receivable impairment loss (primarily due to a non-recurring write-down of Accounts receivable for one large project)), Inventory impairment loss (due to a non-recurring write-down to the lower of cost or market as a result of a product line discontinuation and excess inventory given current revenue levels), each of which are non-cash charges, and restructuring expense and CEO transition costs (non-recurring costs related to the transition of the Chief Executive Officer ("CEO") position), each of which is a cash charge.
A reconciliation of Net income (loss) to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	4Q16	3Q16	4Q15	FY16	FY15
Net income (loss)	$(47.7)	$5.7	$2.9	$(171.1)	$15.3
Provision (benefit) for income taxes	(2.6)	0.1	(0.4)	(22.0)	8.2
Effective tax rate	5.2%	1.1%	(14.6)%	11.4%	35.0%
Income (loss) before provision for income taxes	$(50.4)	$5.8	$2.6	$(193.1)	$23.6

Adjustments
Intangibles amortization	$2.5	$2.6	$2.6	$10.3	$10.5
Interest rate swap	—	—	(0.3)	(0.4)	(1.1)
Restructuring expense	6.5	0.9	4.1	8.8	6.9
CEO transition costs	1.5	—	—	1.5	—
Accounts receivable impairment loss	2.4	—	—	2.4	—
Inventory impairment loss	6.0	—	—	6.0	—
Asset impairment loss	34.9	—	—	192.2	—
Total pre-tax adjustments	$53.7	$3.5	$6.4	$220.7	$16.3

Operating EBIT	$3.4	$9.3	$9.0	$27.6	$39.8
Operational effective tax rate	38.5%	38.5%	21.4%	38.5%	35.0%
Operational income taxes (1)	1.3	3.6	1.9	10.6	14.0
Operating net income	$2.1	$5.7	$7.1	$17.0	$25.9

                                    Exhibit 99.1

(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	4Q16	3Q16	4Q15	FY16	FY15
Diluted EPS	$(3.13)	$0.37	$0.19	$(11.18)	$0.99
EPS impact *	3.27	—	0.27	12.29	0.68
Operating EPS	$0.14	$0.37	$0.46	$1.11	$1.67
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	4Q16	4Q15	% Change
Revenues	$224.1	$245.1	(9)%
Foreign currency impact - North America Products	0.1	—
Foreign currency impact - North America Services	0.3	—
Foreign currency impact - International Products	0.7	—
Foreign currency impact - International Services	0.4	—
Revenues (excluding foreign currency)	$225.6	$245.1	(8)%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	4Q16	3Q16	% Change
Revenues	$224.1	$222.5	1%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	0.1	—
Foreign currency impact - International Products	—	—
Foreign currency impact - International Services	0.3	—
Revenues (excluding foreign currency)	$224.5	$222.5	1%
Information on year-to-date revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	FY16	FY15	% Change
Revenues	$912.7	$992.4	(8)%
Foreign currency impact - North America Products	0.5	—
Foreign currency impact - North America Services	1.9	—
Foreign currency impact - International Products	10.2	—
Foreign currency impact - International Services	2.9	—
Revenues (excluding foreign currency)	$928.2	$992.4	(6)%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, asset impairment loss, Accounts receivable impairment loss, Inventory impairment loss, CEO transition costs and restructuring expense.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	4Q16		3Q16		4Q15		FY16		FY15
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$19.4		$20.1		$20.5		$84.7		$85.2
International Products	20.5		21.8		22.0		81.9		91.6
Products	$39.8		$41.9		$42.4		$166.5		$176.8
North America Services	$175.7		$172.6		$195.5		$715.8		$785.7
International Services	8.6		7.9		7.1		30.3		29.9
Services	$184.3		$180.5		$202.6		$746.1		$815.6
Total	$224.1		$222.5		$245.1		$912.7		$992.4
Gross profit
North America Products	$6.8	35.0%	$9.1	45.2%	$9.7	47.6%	$35.6	42.1%	$36.1	42.3%
International Products	8.4	40.8%	9.2	42.0%	8.8	39.9%	33.4	40.7%	37.7	41.1%
Products	$15.1	38.0%	$18.2	43.5%	$18.5	43.6%	$69.0	41.4%	$73.7	41.7%
North America Services	$42.7	24.3%	$49.6	28.7%	$56.0	28.6%	$194.4	27.2%	$220.5	28.1%
International Services	1.9	21.7%	1.8	22.4%	2.1	29.0%	6.9	22.9%	8.1	26.9%
Services	$44.5	24.2%	$51.4	28.5%	$58.0	28.6%	$201.3	27.0%	$228.5	28.0%
Total	$59.7	26.6%	$69.6	31.3%	$76.5	31.2%	$270.3	29.6%	$302.3	30.5%
Operating income (loss)
North America Products	$(13.5)	(69.5)%	$0.7	3.6%	$1.8	8.7%	$(34.7)	(40.9)%	$4.6	5.4%
International Products	(1.0)	(4.7)%	2.0	9.0%	(0.9)	(4.1)%	(3.8)	(4.6)%	(0.3)	(0.3)%
Products	$(14.4)	(36.2)%	$2.7	6.4%	$0.9	2.0%	$(38.4)	(23.1)%	$4.3	2.4%
North America Services	$(35.3)	(20.1)%	$3.9	2.3%	$2.4	1.2%	$(144.0)	(20.1)%	$22.2	2.8%
International Services	0.5	5.9%	0.5	6.2%	0.7	9.5%	(5.4)	(17.9)%	2.1	7.0%
Services	$(34.8)	(18.9)%	$4.4	2.4%	$3.1	1.5%	$(149.4)	(20.0)%	$24.3	3.0%
Total	$(49.2)	(21.9)%	$7.1	3.2%	$4.0	1.6%	$(187.8)	(20.6)%	$28.6	2.9%
Adjustments
North America Products	$14.4		$0.1		$0.2		$39.8		$0.2
International Products	2.5		—		1.3		8.3		2.3
Products	$16.9		$0.1		$1.4		$48.1		$2.5
North America Services	$36.7		$3.3		$5.0		$165.6		$14.4
International Services	0.1		—		0.3		7.4		0.5
Services	$36.8		$3.3		$5.3		$173.0		$14.9
Total	$53.7		$3.5		$6.7		$221.1		$17.4
Adjusted operating income
North America Products	$1.0	5.1%	$0.8	4.1%	$1.9	9.4%	$5.1	6.0%	$4.8	5.6%
International Products	1.5	7.3%	2.0	9.1%	0.3	1.6%	4.6	5.6%	2.0	2.2%
Products	$2.5	6.2%	$2.8	6.7%	$2.3	5.4%	$9.7	5.8%	$6.8	3.8%
North America Services	$1.4	0.8%	$7.2	4.2%	$7.5	3.8%	$21.6	3.0%	$36.6	4.7%
International Services	0.6	7.2%	0.5	6.5%	1.0	13.6%	2.0	6.6%	2.6	8.6%
Services	$2.1	1.1%	$7.7	4.3%	$8.4	4.2%	$23.6	3.2%	$39.2	4.8%
Total	$4.5	2.0%	$10.5	4.7%	$10.7	4.4%	$33.3	3.6%	$46.0	4.6%

                                    Exhibit 99.1

EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense, Accounts Receivable impairment loss, Inventory impairment loss and Goodwill impairment loss may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Operating EBITDA is presented below:

In millions and may not foot due to rounding	4Q16	3Q16	4Q15	FY16	FY15
Net income (loss)	$(47.7)	$5.7	$2.9	$(171.1)	$15.3
Provision (benefit) for income taxes	(2.6)	0.1	(0.4)	(22.0)	8.2
Interest expense, net	1.1	1.2	1.1	4.7	4.4
Intangibles amortization	2.5	2.6	2.6	10.3	10.5
Depreciation	2.3	2.2	1.8	8.6	7.0
EBITDA	$(44.5)	$11.8	$8.1	$(169.5)	$45.5
Stock compensation expense	0.8	1.1	1.1	5.1	6.0
Accounts receivable impairment loss	2.4	—	—	2.4	—
Inventory impairment loss	6.0	—	—	6.0	—
Asset impairment loss	34.9	—	—	192.2	—
Operating EBITDA	$(0.5)	$12.9	$9.2	$36.1	$51.5
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus or minus Foreign currency exchange impact on cash, plus Proceeds from stock option exercises, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	4Q16	3Q16	4Q15	FY16	FY15
Net cash provided by (used for) operating activities	$22.3	$28.8	$37.0	$37.2	$46.5
Net capital expenditures	(2.4)	(3.6)	(2.1)	(10.3)	(8.3)
Foreign currency exchange impact on cash	0.7	0.1	(1.9)	1.5	(3.5)
Free cash flow before stock option exercises	$20.6	$25.3	$32.9	$28.4	$34.7
Proceeds from the exercise of stock options	—	—	—	—	—
Free cash flow	$20.6	$25.3	$32.9	$28.4	$34.7
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	4Q16	3Q16	4Q15
Days sales outstanding	53 days	62 days	52 days
Aggregate days sales outstanding	74 days	80 days	77 days
Inventory turns	15.1x	11.7x	11.9x
Six-month order backlog	$164.2	$172.7	$168.7
Headcount	3,631	3,637	3,803
Net Debt	$96.2	$110.7	$113.7
Leverage ratio*	3.0	2.8	2.7
* Leverage ratio is based on Adjusted EBITDA as defined under the applicable credit facility.